UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2013

Double Eagle Petroleum Co.

(Exact name of registrant as specified in its charter)

Maryland	1-33571	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) - 794-8445

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 30, 2013, the Board of Directors (the “Board”) of Double Eagle Petroleum Co. (the “Company”) approved an amendment to the Company’s Second Amended and Restated Bylaws (the “Bylaws”) effective immediately.

The amendment added a new Section 15 to Article III (Board of Directors) of the Bylaws as follows:

“Section 15. Chairman of the Board. The board of directors may elect a chairman of the board. The chairman of the board of directors, if one is elected, (i) shall not be deemed an officer of the Company, (ii) may preside, or may direct that the chief executive officer or the president preside, at all meetings of the stockholders and at all meetings of the board of directors, (iii) shall act as the primary contact between the chief executive officer, or if no chief executive officer has been elected, the president, of the Company and the board of directors outside of meetings of the board of directors or committees thereof and (iv) shall exercise and perform such other powers as may be from time to time assigned to him or her by the board of directors or prescribed by these Bylaws.”

In addition, the amendment modified the second sentence of Article IV, Section 1 as follows:

“The board of directors may appoint such other officers, assistant officers, and agents, including a chief executive officer, chief operating officer, chief financial officer, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the board of directors.”

The amendment also removed 5(b) of Article IV, Section 5, which previously read as follows:

“(b) Chairman Of The Board. If a chairman of the board has been elected, the chairman of the board shall be the presiding officer at meetings of the board of directors and shall have, subject to the direction and modification of the board of directors, all the same responsibilities, rights and obligations as described in these bylaws for the president.”

All of the other provisions of the Bylaws shall remain in full force and effect.

The text of the amendment is attached as Exhibit 10.1.

Item 7.01. Regulation FD Disclosure.

On December 3, 2013, the Company issued a press release entitled “Double Eagle Petroleum Announces a New Chairman of the Board and Commences a Search for a CFO.” The press release is attached as exhibit 99.1 hereto. The press release noted that the Board elected Roy Cohee, a Company director since 2001, as Chairman of the Board, replacing Richard Dole effective immediately. Mr. Dole will continue to serve as the Company’s President and Chief Executive Officer and as a director. The Board determined that separating the offices of Chairman of the Board and Chief Executive Officer will facilitate the Board’s active engagement in reviewing and setting the strategic direction of the Company. Sigmund Balaban will replace Mr. Cohee as chairman of the Compensation Committee of the Board.

Mr. Cohee is President of C & Y Transportation Co., based in Casper, Wyoming, a privately-held company focused on the transportation and storage of oil field equipment and supplies throughout the Western U.S. and Canada. Mr. Cohee served in the Wyoming Legislature from 1999 through 2010 in a variety of positions, including chairman of House Revenue, House Transportation and Highways, Select Committee on Local Government Finance, Capital Finance and Investments, Majority Floor Leader and Speaker of the House.

Item 9.01. Financial Statements and Exhibits.

Exhibit 3.1	– Amendments to Second Amended and Restated Bylaws

Exhibit 99.1	– Press Release, dated December 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPANY NAME

Date: December 4, 2013	By:	/s/ Emily Maron
	Name:	Emily Maron
	Title:	Assistant Corporate Secretary